EXHIBIT 3.1
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            CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF
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                             TIBERON RESOURCES LTD.
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         I, the undersigned  President and Secretary of Tiberon  Resources Ltd.,
         do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 28th day of April 2000, adopted a resolution to amend the original articles as follows:

         Article I is hereby amended to read as follows:

                                    ARTICLE I

         The name of the corporation is ePromo.com (the "Corporation").

         The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 8,050,000; that the said change and amendment have been consented to and approved, effective July 31, 2000, by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                           By: /s/ Reg Handford
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                                                   Reg Handford
                                                   President and Secretary

CITY OF VANCOUVER          )
                           )
PROVIDENCE OF BRITISH      )
COLUMBIA, CANADA           )

         On August 9, 2000, personally appeared before me, a Notary Public, REG HANDFORD, who acknowledged that he executed the above instrument.


                                                    ----------------------
                                                    Notary Public


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